UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2004

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-5050	36-2257936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On August 31, 2004, Alberto-Culver Company (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) between the Company and Bank of America, N.A., Citibank, NA, Bank One, NA, LaSalle Bank National Association, William Street Commitment Corporation and Svenska Handelsbanken AB (publ) (collectively, the “Lenders”) which amended and restated the Company’s existing credit agreement dated September 10, 2002.

Pursuant to the Amended Credit Agreement, which has a five-year term expiring on August 31, 2009, the Company may borrow up to $300 million from the Lenders in either U.S. dollars or certain foreign currencies at an interest rate based on a fixed spread over LIBOR. No borrowings are currently outstanding under the facility.

The Amended Credit Agreement imposes restrictions on such items as total debt, liens, interest expense and rent expense. The Amended Credit Agreement is attached hereto in its entirety as Exhibit 4.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

Number	Description
4	Amended and Restated Credit Agreement dated as of August 31, 2004 among Alberto-Culver Company, Bank of America N.A. as administrative agent and the other financial institutions being parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ William J. Cernugel
William J. Cernugel
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

September 3, 2004